Exhibit 10.1

Amendment No. 2

INDEPENDENT CONTRACTOR AGREEMENT

This Amendment No. 2 to Independent Contractor Agreement (“Agreement”) is effective July 1, 2010 and is between GEOVIC Ltd. (“Company” or “Geovic”) and Mineral Services, LLC, (“Contractor”) 142 Stratford Avenue, Garden City, New York 11530. The Company and the Contractor are in some places herein referred to individually as a Party and collectively as the Parties.

WHEREAS:

A.	Contractor and Company entered into the Independent Contractor Agreement effective June 15, 2009 (“Original Agreement”), following approval by the Board of Directors of Geovic Mining Corp.;

B.	The Compensation Committee of the Board of Directors approved the material terms of this Amendment No.1 in December 2009;

C.	The Parties intend that the Original Agreement shall be amended to change the compensation arrangements for the Contractor commencing October 2009, the beginning of the third fiscal quarter of the Company as set forth herein,

D.	The parties intend to extend the term during which compensation at the rate described in Section 1.3.1 below is paid; and

E.	Except as set forth in this Agreement, all other terms and conditions of the Original Agreement shall remain in full force and effect.

WHEREFORE, IT IS HEREBY AGREED as follows:

1. Change in Compensation. Section 1.3 of the Original Agreement shall be further revised and amended to provide as follows:

1.3	The Geovic shall pay the Contractor (“Contractor Fees”) against delivery of an invoice by the Contractor containing such details of Services as the Geovic shall reasonably request, as follows:

1.3.1	Fixed Fee. Twenty-eight Thousand US dollars ($28,000) per calendar quarter, payable calendar quarterly in arrears for all Services provided by Contractor during the quarter;

1.3.2	Timeliness of Invoices. Invoices in reasonable detail shall be provided to Geovic within 20 days of each calendar quarter end shall be payable upon receipt.

1.3.3	Unless extended by mutual agreement of the Parties, the quarterly compensation payable to Contractor under this Agreement shall revert to the rate payable under the Original Agreement for calendar quarters commencing January 1, 2011.

2. No Other Changes. Except as set forth in this Agreement, all other terms and conditions of the Original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed the Agreement effective as of the date first above written.

Geovic Ltd.,
A corporation organized under the laws of the Cayman Islands

By:	/s/ John E. Sherborne
John E. Sherborne
Authorized officer

Mineral Services, LLC
Contractor

By:	/s/ Michael Mason
Michael Mason
Authorized Member

Tax I.D. #

/s/ Michael Mason
Michael Mason, Individually

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